UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2020

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	Results of Operations and Financial Condition

On January 6, 2020, Range Resources Corporation (the “Company”) announced its (i) expected production for the quarter ended December 31, 2019 and (ii) proved reserves as of December 31, 2019. Copies of the press release and Presentation (as defined below) are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated into this Item 2.02 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 7.01	Regulation FD Disclosure

Press Releases

On January 6, 2020, the Company furnished the press release described above in Item 2.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On January 6, 2020, the Company posted to its website a Company Presentation (the “Presentation”). The Presentation is available on the Company’s website, www.rangeresources.com, and is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

On January 8, 2020, the Company issued a press release announcing that it had commenced a private placement of $500 million aggregate principal amount of senior notes due 2026 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.3 and incorporated into this Item 7.01 by reference.

On January 8, 2020, the Company issued a press release announcing the commencement of cash tender offers (the “Tender Offers”) to purchase up to $500 million aggregate principal amount of the Company’s 5.750% senior notes due 2021, 5.875% senior notes due 2022 and/or 5.000% senior notes due 2022 (collectively, the “Target Notes”), subject to certain conditions. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated into this Item 7.01 by reference.

The press releases shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The press release attached hereto as Exhibit 99.4 is not an offer to purchase or a solicitation of an offer to sell with respect to any series of the Target Notes. The Tender Offers have been made solely pursuant to the Offer to Purchase dated January 8, 2020.

Impairment

Our proved natural gas and oil properties are reviewed for impairment periodically as events or changes in circumstances indicate the carrying amount may not be recoverable. As of September 30, 2019, the carrying value of our natural gas and oil properties in the Appalachian Basin and North Louisiana was $5.6 billion and $2.7 billion, respectively. We expect to record a significant non-cash impairment charge related to our natural gas and oil properties in North Louisiana during the fourth quarter of 2019, although we cannot currently estimate the value of the impairment. We do not expect to record any impairment charge related to our natural gas and oil properties in the Appalachian Basin.

All statements in this Current Report on Form 8-K, the press releases and the Presentation, except for statements of historical fact, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, 99.3 and 99.4, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 6, 2020, announcing expected production for the quarter ended December 31, 2019 and proved reserves as of December 31, 2019.

99.2	Company Presentation dated January 6, 2020.

99.3	Press Release, January 8, 2020, announcing the offering of the Notes.

99.4	Press Release, January 8, 2020, announcing commencement of the Tender Offers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Mark S. Scucchi
Mark S. Scucchi Chief Financial Officer

Date: January 8, 2020

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